EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-3 of our report dated March 9, 2004, except for paragraph 2 of Note 2, as to which the date is September 29, 2004, relating to the financial statements, which appears in Western Gas Resources, Inc.'s Amendment No. 3 to its Annual Report on Form 10-K for the year ended December 31, 2003.



Denver, Colorado
December 2, 2004